UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	January 24, 2006

KOMAG, INCORPORATED
__________________________________________
(Exact name of registrant as specified in its charter)

Delaware	0-16852	94-2914864
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

1710 Automation Parkway, San Jose, California		95131
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	408-576-2000

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 1.01 Entry into a Material Definitive Agreement.

1. Discretionary Bonus Plan, 2005 Bonus Plan and 2005 Target Incentive Plan

On January 24, 2006, pursuant to the Company’s Discretionary Bonus Plan, for fiscal year 2005, the Compensation Committee approved cash bonus payments to non-management and management employees totaling $2.4 million in the aggregate under the plan, which represents two weeks salary for each employee, to be paid in the first quarter of 2006.

In addition, pursuant to the Company’s 2005 Bonus Plan and 2005 Target Incentive Plan, for fiscal year 2005, the Compensation Committee also approved the total amount of cash bonus payments payable under these plans to non-management and management employees in accordance with the terms and parameters of the plans. Under the 2005 Target Incentive Plan, the Company’s Board of Directors approved an aggregate of $2.7 million for executive officers. The 2005 Target Incentive Plan payments to the Company’s named officers are as follows: Thian Hoo Tan, Chief Executive Officer, $1,114,584; Michael A. Russak, Executive Vice President, Chief Technical Officer, $389,109; Ray L. Martin, Executive Vice President, Customer Sales and Service, $343,904; Kathleen A. Bayless, Senior Vice President, Chief Financial Officer, $259,184; and Tsutomu T. Yamashita, Senior Vice President, Process Development, $267,554.

2. Bonus Plan and Target Incentive Plan, for Fiscal Year 2006

On January 24, 2006, the Compensation Committee also approved the terms of the Company’s Bonus Plan and Target Incentive Plan, for fiscal year 2006, including the Company’s operating income goals for 2006 which are applicable to all non-management and management employees. The Bonus Plan covers non-management employees, and the Target Incentive Plan covers management employees. Under the Target Incentive Plan, if the Company’s actual performance meets its target operating income goals for the year and the employee meets individual performance goals, the plan provides that the Chief Executive Officer may receive a cash incentive bonus payment under the plan equal to up to 80% of such officer’s eligible base salary and that other executive officers may receive cash incentive bonus payments under the plan equal to up to 40% to 50% of such officer’s eligible base salary. If the Company’s actual performance and/or the individual’s performance exceed or are less than the target goals for the year, the bonus payments may exceed or be less than the target percentage range of eligible salary, within a defined range. The range of payouts under the plan related to the Company’s performance is zero to 250% of the targeted bonus payouts under the plan for the year, and the range of payouts for individual performance is zero to 150% of the targeted bonus payouts under the plan for the year. For fiscal year 2006, the Company plans to make final bonus and target incentive payments in the first quarter of 2007, provided that the Compensation Committee may approve partial bonus payments during 2006 based on the Company meeting specified interim goals during the year.

The Company intends to file a copy of each of the Bonus Plan and Target Incentive Plan as exhibits to its Form 10-K to be filed with the Commission for the period ending January 1, 2006.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

KOMAG, INCORPORATED

January 30, 2006	By:	Kathleen A. Bayless

Name: Kathleen A. Bayless
Title: Senior Vice President, Chief Financial Officer